Exhibit 99.1

TEMPUS APPLIED SOLUTIONS TO ACQUIRE EX-ROYAL AIR

FORCE AIR-TO-AIR REFUELING AIRCRAFT

Transaction consists of six Lockheed L-1011 aircraft

WILLIAMSBURG, Va. | Aug. 14, 2017 – Tempus Applied Solutions (TAS) announced today that the company has entered into a definitive purchase agreement for the acquisition of six Lockheed L-1011s formerly owned and operated by the Royal Air Force (RAF) of the United Kingdom.  Four of these aircraft are specifically configured for air-to-air refueling (AAR) operations and the remaining two are configured for passenger and cargo operations only.  Although the aircraft served the RAF and NATO for 30 years until their retirement in 2014, the aircraft have many years of service life remaining.  The L-1011s have been in flyable storage in the UK since their retirement.  The closing of the acquisition will take place following satisfactory inspection of the aircraft and associated log books and support equipment.

The company intends to utilize three of the AAR configured aircraft while the additional three aircraft will be used as spare parts. Marketing of the aircraft for contractor owned/operated AAR operations will begin immediately with a focus on the US Navy, NATO, and other allied air forces which require hose and drogue AAR services.  The aircraft are currently registered in the United States and will be ferried from the UK to an existing TAS base of operations in the continental USA upon acceptance and the completion of required maintenance.

Company CEO Scott Terry stated, “We are very encouraged to have found a potential solution for the shortage of AAR services that currently exist within the US Navy and Marine Corps tactical aviation and many NATO/Allied air forces. We will perform the necessary inspections and evaluations over the next several weeks in order that the transaction can close as soon as possible.”

Assuming a successful inspection and evaluation, the aircraft will be acquired utilizing TMPS common shares. TAS expects to issue to the Seller approximately 6,730,769 common shares at a value of $0.52 per share.

For more information on Tempus, visit tempus-as.com.

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MEDIA CONTACT:

Katherine Terry, public relations manager

Kterry@tempus-as.com | +1 864.901.8114

ABOUT TEMPUS APPLIED SOLUTIONS HOLDINGS INC. (OTC: TMPS): Tempus provides design, engineering, systems integration and flight operations solutions that support critical aviation mission requirements for a variety of customers including the United States Department of Defense, other U.S. government agencies, foreign governments and select corporations and individuals in the private sector. Our experienced team of professionals provides efficient, economical and flexible service that responds to the most challenging demands facing the aviation industry today. Our commitment to safety and security has earned us a reputation as one of the most forward-thinking aviation companies worldwide. We are headquartered in Williamsburg, Virginia.

FORWARD LOOKING STATEMENTS:

This communication contains forward-looking statements that involve a number of judgments, risks and uncertainties concerning Tempus Applied Solutions Holdings Inc., its subsidiaries and their expected financial and operating performance and plans. Actual events or results could differ materially from those described or implied herein, including as a result of risks described in reports filed with the Securities and Exchange Commission by Tempus Applied Solutions Holdings Inc., and other risks and uncertainties. We do not undertake any obligation to update any forward-looking statements to reflect events or results after the date they were made, whether as a result of new information, new circumstances or otherwise, except as may be required under applicable laws.

SECURITIES LAW NOTICE:

The securities offered as part of the transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

TEMPUS APPLIED SOLUTIONS HOLDINGS INC.
471 McLaws Circle| Williamsburg, VA 23185 | +1 757.865.7779